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                                                                   EXHIBIT 10.21

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT


         This Amended and Restated Employment Agreement between ICO, Inc., a Texas corporation ( the "Company"), and ISAAC H. JOSEPH (the "Executive") is dated this 4th day of September, 1998.

                                    RECITALS:

         Executive currently serves as Executive Vice President of the Company and President - ICO Worldwide, Inc.

         Executive executed an employment agreement with the Company on January 7, 1998.

         The Company desires to execute this amended and restated employment agreement with Executive that will supersede and replace the prior employment agreement.

         IT IS, THEREFORE, AGREED:

         1. OPERATION OF AGREEMENT. The "Effective Date" shall be on the date this Agreement is signed as indicated above.

         2. EMPLOYMENT PERIOD. Unless sooner terminated pursuant to the other provisions hereof, the Company agrees to employ Executive for a period beginning with the Effective Date of this Agreement and terminating September 3rd , 2000. Said term of employment shall be extended automatically from day to day until such time as either party shall give written notice to the other that no further such automatic extensions shall occur, in which event Executive's employment shall terminate on a date two years after such notice has been received. As used herein, the term "Employment Period" shall mean the period beginning on the Effective Date and ending on the date the Executive's employment terminates.

         3.    POSITION AND DUTIES.

               (a) During the Employment Period, Executive shall be engaged as the Executive Vice President of the Company and President - ICO Worldwide, Inc. In such position, Executive shall have such duties and authority as are reasonably accorded and expected of an Executive Vice President and President consistent with the bylaws of the Company and shall have such other duties and authority as shall be reasonably determined from time to time by the Board.

               (b) Excluding periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use reasonable best efforts to perform faithfully and efficiently

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such responsibilities. The Company recognizes that Executive may in the future serve as a director or as an officer of other companies, charities and civic associations, and may be compensated in such capacities. Compensation or remuneration received by the Executive as an officer or director of any other entity shall be retained by Executive in addition to compensation provided under this Agreement.

         4.    COMPENSATION.

               (a) Base Salary. During the Employment Period, the Executive shall receive a base salary ("Base Salary") of $200,000 per annum payable bi-weekly. During the Employment Period, the Base Salary shall be reviewed at least annually and shall be increased at any time and from time to time to reflect at a minimum increases in the cost of living and such other increases as shall be consistent with increases in base salary awarded in the ordinary course of business to other key executives. Any increase in the Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. The Base Salary shall not be reduced after any such increase.

               (b)  Annual Bonus. In addition to the Base Salary, the
Executive shall be awarded, for each fiscal year during the Employment Period, an annual bonus (an "Annual Bonus") (either pursuant to a bonus or incentive plan or program of the Company or otherwise) in cash in such amount as shall be determined by the Board. Each such Annual Bonus shall be payable in January of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall otherwise elect to defer the receipt of such Annual Bonus.

               (c) Incentive, Savings and Retirement Plans. In addition to the Base Salary and Annual Bonus payable as hereinabove provided, the Executive shall be entitled to participate, during the Employment Period, in all incentive, savings and retirement plans and programs that may be adopted by the Board for other key executives of the Company.

               (d) Stock Options. In addition to the Base Salary and other benefits accorded to Executive under this Agreement, Executive also shall be entitled to receive stock options in the future under the Company's then existing stock option plans in an amount and under such terms as the Board of Directors or a committee thereof shall determine.

               (e) Welfare Benefit Plans. During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under each welfare benefit plan of the Company, including, without limitation, all medical, dental, disability, group life, accidental death and travel accident insurance plans and programs of the Company, as in effect immediately preceding the Effective Date or as in effect at any time thereafter with respect to other key executives.

               (f) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies and procedures of the Company as in effect immediately preceding the Effective Date or as in effect at any time thereafter with respect to other key executives.

               (g) Fringe Benefits. During the Employment Period, the Executive shall be entitled to fringe benefits in accordance with the policies of the Company as in effect immediately preceding

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the Effective Date or as in effect at any time thereafter with respect to other key executives. Said benefits shall include, but not be limited to, use at all times of a Company vehicle. The Company shall be responsible for all maintenance, repairs and fuel charges. The vehicle shall be a luxury automobile such as a Lexus LS400 or a comparable vehicle, to be replaced as reasonably necessary.

               (h) Office and Support Staff. During the Employment Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to secretarial and other assistance, at least equal to those provided to the Executive immediately preceding the Effective Date or as provided at any time thereafter with respect to other key executives.

               (i) Vacation. During the Employment Period, the Executive shall be entitled to annual paid vacation that in no event shall be less than four weeks per year.

         5.    TERMINATION.

               (a) Death or Disability. This Agreement shall terminate automatically upon the Executive's death. The Company may terminate this Agreement, after having established the Executive's Disability (pursuant to the definition of "Disability" set forth below), by giving to the Executive written notice of its intention to terminate the Executive's employment. In such a case, the Executive's employment with the Company shall terminate effective on the 90th day after receipt of such notice (the "Disability Effective Date"), provided that, within 90 days after such receipt, the Executive shall fail to return to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" means disability which, after the expiration of more than 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement to acceptability not to be withheld unreasonably).

               (b) Cause. The Company may terminate the Executive's employment for "Cause." For purposes of this Agreement, "Cause" means (i) an act or acts of dishonesty taken by the Executive and intended to result in substantial personal enrichment of the Executive at the expense of the Company or (ii) repeated violations by the Executive of the Executive's obligations under Section 3 of this Agreement which are demonstrably willful and deliberate on the Executive's part and which result in material injury to the Company. If the Company wishes to terminate the Executive's employment pursuant to clause
(ii) above, the Company shall first give written notice of its intention to the Executive which notice shall set forth in reasonable detail the repeated violations which are alleged by the Company, and the Executive shall have a 30-day period in which to cure such violations prior to the expiration of which he may not be terminated pursuant to such clause (ii).

               (c) Good Reason. The Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" means

                    (i) Executive ceasing for any reason to be the Executive Vice President of the Company and President, ICO Worldwide, Inc., other than by death, disability or termination by the Executive of employment with the Company other than for Good Reason;

                    (ii) (A) the assignment to the Executive of any duties inconsistent in any

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         respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3 of this Agreement or (B) any other action by the Company which results in a diminishment in such position, authority, duties or responsibilities, other than an insubstantial and inadvertent action which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                    (iii) any failure by the Company to comply with any of the provisions of Section 4 of this Agreement, other than an insubstantial and inadvertent failure which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                    (iv) the Company's requiring the Executive to be based at any office or location outside the greater Houston metropolitan area, except for travel reasonably required in the performance of the Executive's responsibilities;

                    (v) any purported termination by the Company of the Executive's employment otherwise than as permitted by this Agreement, it being understood that any such purported termination shall not be effective for any purpose of this Agreement;

                    (vi)  any failure by the Company to comply with and satisfy
         Section 11(c) of this Agreement; or

                    (vii) if Executive shall no longer be employed by the Company for any reason within two years after the occurrence of a "Change of Control."

         For the purpose of this Agreement, a "Change of Control" shall mean a change of control of the Company during the Employment Period (as defined in Section 3 below) of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a "Change of Control" shall be deemed to have occurred if:

                    (i) (A) the Company shall not be the surviving entity in any merger, consoli dation or other transaction (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company) or (B) the shareholders of the Company prior to any such merger, consolidation or other transaction do not continue to own at least 60% of the surviving entity;

                    (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company);

                    (iii) the Company is materially or completely liquidated;

                    (iv) a third person, including a "group" as such term is used in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner, directly or indirectly, of (A) 50% or more of the combined voting power of the Company's outstanding voting securities

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         ordinarily having the right to vote for the election of directors of the Company or (B) 20% or more of the combined voting power of the Company's outstanding voting securities ordinarily having the right to vote for the election of directors of the Company if such acquisition is not approved by the Board of Directors then in office immediately prior to the acquisition;

                    (v) any person (other than the Company) purchases any voting securities of the Company in a tender or exchange offer with the intent, express or implied, of purchasing or otherwise acquiring voting control of the Company; or

                    (vi) during any consecutive two-year period, individuals who constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors or whose nomination for election by the Shareholders of the Company was approved by a vote of at least three-quarters of the directors still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

         For purposes of this Section 6(c), any good faith determination of "Good Reason" made by the Executive shall be conclusive.

               (d) Notice of Termination. Any termination by the Company for Cause or by the Executive for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the termination date is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 15 days after the giving of such notice).

               (e) Date of Termination. "Date of Termination" means the date of receipt of the Notice of Termination or any later date specified therein, as the case may be. If the Executive's employment is terminated by the Company in breach of this Agreement, the Date of Termination shall be the date on which the Company notifies the Executive of such termination.

         6.    OBLIGATIONS OF THE COMPANY UPON TERMINATION.

               (a) Death. If the Executive's employment is terminated by reason of the Executive's death, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement other than those obligations accrued hereunder at the date of the Executive's death or as specified in this paragraph. Anything in this Agreement to the contrary notwithstanding, the Executive's family shall be entitled to receive benefits at least equal to those provided by the Company to surviving families of executives of the Company under such plans, programs and policies relating to family death benefits, if any, as in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter with respect to other key executives and their families. In addition, any previously granted unvested options received by the Executive pursuant to any stock option plans of

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the Company prior to his death shall become immediately vested and fully exercisable by Executive's estate for the full term of the original grant of the option or options to the extent permissible by the option plan or plans, notwithstanding any provisions regarding exercisability provided therein.

               (b) Disability. If the Executive's employment is terminated by reason of the Executive's Disability, the Executive shall be entitled after the Disability Effective Date to his Base Salary for a two-year period commencing with the Disability Effective Date and shall receive such other benefits at least equal to those provided by the Company to disabled employees and/or their families in accordance with such plans, programs and policies relating to disability, if any, as in effect during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter with respect to other key executives and their families. In addition, any previously granted unvested options received by the Executive pursuant to any stock option plans of the Company prior to Executive's Disability shall become immediately vested and fully exercisable by Executive or his estate for the full term of the original grant of the option or options to the extent permissible by the option plan or plans, notwithstanding any provisions regarding exercisability provided therein.


               (c) Cause. If the Executive's employment shall be terminated for Cause, the Company shall pay the Executive his full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and shall have no further obligations to the Executive under this Agreement.

               (d) Good Reason; Other Than for Cause or Disability. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause or Disability, or the employment of the Executive shall be terminated by the Executive for Good Reason:

                    (i) the Company shall pay to the Executive in a lump sum in cash within 10 days after the Date of Termination the aggregate of the following amounts:

                          (A) if not theretofore paid, the Executive's Base Salary through the Date of Termination at the rate in effect on the Date of Termination;

                          (B) the product of (x) the greater of the highest Annual Bonus paid to the Executive during the Employment Period and 50% of the Executive's Base Salary in the year of termination and (y) the fraction obtained by dividing (i) the number of days which Executive has been employed during the particular fiscal year in which termination occurs by (ii) 365; and

                          (C) two times the sum of (x) the Executive's annual Base Salary at the rate in effect at the time Notice of Termination was given and (y) the greater of the highest Annual Bonus paid to the Executive during the Employment Period and 50% of the Executive's Base Salary during the particular fiscal year in which termination occurs ;

                    (ii) any previously granted unvested options received by Executive pursuant

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         to any stock option plans of the Company prior to such termination shall become immediately vested and fully exercisable by Executive or by Executive's estate for the full term of the original grant of the option or options to the extent permissible by the option plan or plans, notwithstanding any provisions to the contrary provided in such stock option plans or agreements;

                    (iii) the Company shall, promptly upon submission by the Executive of supporting documentation, pay or reimburse to the Executive any costs and expenses (including moving and relocation expenses) paid or incurred by the Executive which would have been payable under Section 4(f) if the Executive's employment had not terminated; and

                    (iv) for a period of two years after the Date of Termination, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs and policies described in Sections 4(e) and 4(g) of this Agreement (or, if more favorable to Executive, as in effect at any time thereafter with respect to other key employees) if the Executive's employment had not been terminated.

         7. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any stock option or other agreements with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan or program.

         8. FULL SETTLEMENT. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. The Company agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof or as a result of any contest by the Executive against the amount of any payment pursuant to Section 9 of this Agreement, plus in each case interest, compounded quarterly, on the total unpaid amount determined to be payable under this Agreement, such interest to be calculated at a rate equal to 2% in excess of the prime commercial lending rate published in the Wall Street Journal in effect from time to time during the period of such nonpayment.

         9. CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY. Notwithstanding anything to the contrary in this Agreement, in the event that any payment or distribution by the Company to or for the benefit of Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment") would be subject to the excise tax imposed by Section 4999

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of the Internal Revenue Code of 1986, as amended, or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest or penalties, are hereinafter collectively referred to as the "Excise Tax"), the Company shall pay to Executive an additional payment (a "Gross-up Payment") in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed on any Gross-up Payment, Executive retains an amount of the Gross-up Payment equal to the Excise Tax imposed upon the Payments. The Company and Executive shall make an initial determination as to whether a Gross-up Payment is required and the amount of any such Gross-up Payment. Executive shall notify the Company immediately in writing of any claim by the Internal Revenue Service which, if successful, would require the Company to make a Gross-up Payment (or a Gross-up Payment in excess of that, if any, initially determined by the Company and Executive) within five days of the receipt of such claim. The Company shall notify Executive in writing at least five days prior to the due date of any response required with respect to such claim if it plans to contest the claim. If the Company decides to contest such claim, Executive shall cooperate fully with the Company in such action; provided, however, the Company shall bear and pay directly or indirectly all costs and expenses (including additional interest and penalties) incurred in connection with such action and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of the Company's action. If, as a result of the Company's action with respect to a claim, Executive receives a refund of any amount paid by the Company with respect to such claim, Executive shall promptly pay such refund to the Company. If the Company fails to timely notify Executive whether it will contest such claim or the Company determines not to contest such claim, then the Company shall immediately pay to Executive the portion of such claim, if any, which it has not previously paid to Executive.

         10. NONDISCLOSURE COVENANT. In the performance of duties under this Agreement, Employee shall learn Confidential Information of the Company. Employee acknowledges the Confidential Information obtained or developed in the course of employment with the Company remains the property of the Company. Employee acknowledges that the Company has invested substantial sums in the development of the Company's Confidential Information.

As used herein, the term "Confidential Information" shall mean any written or unwritten information which specifically related to and/or is used in the business of the Company (including without limitation, the services, processes, designs, plans, methods of operation, developments, financial information, market information or plans in development, trade secrets, know-how, and the customers, suppliers and others with whom the Company does or has in the past done business, regardless of when and by whom such information was developed or acquired) which the Company deems confidential and proprietary, which is generally not known to the public, and which gives or tends to give the Company a generally competitive advantage over persons who do not possess such information or the secrecy of which is otherwise of value to the Company in the conduct of the Business; provided, however, that "Confidential Information" shall not include general industry information or information which is publicly available or information which the Company has lawfully acquired from a source other than the Business. Employee acknowledges that the Confidential Information is novel, proprietary to and of considerable value to the Company.

During his employment and after the termination of the relationship, Employee covenants and agrees that he will not, directly or indirectly, disclose or communicate to any person or entity any Confidential

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Information of the Company ("Nondisclosure Covenant"), except as may be necessary for the discharge of his duties under this agreement. This Nondisclosure Covenant has no geographic or territorial restriction or limitation and applies no matter where Employee may be located in the future or whether he remains employed with the Company.

         11. NON-COMPETE COVENANT. Employee agrees that during Employee's employment with the Company and for two (2) years following the termination of Employee's employment with the Company and/or Company's affiliates for any reason, Employee will not, either for himself or through any other person, firm or corporation, directly or indirectly:

         a. perform services as an employee, officer, director or independent contractor for any Competing Enterprise (as defined below) nor be an owner, shareholder (except for the ownership by Employee of less than five percent (5%) of the equity securities of any publicly-traded company), agent or partner or serve in an executive position with any Competing Enterprise within the United States or Canada (or both);

         b. call on or otherwise communicate with any customer or prior customer of the Company and/or Company's affiliates, including any respective successors and assigns, for the purpose of soliciting business for someone other than for the Company and/or Company's affiliates in a Competing Enterprise; and

         c. do anything to interfere with the normal operation of the Company's business, including without limitation any effort to solicit any employees of the Company or acquire an ownership interest in a Competing Enterprise;

For purposes of this Paragraph 11, the term "Competing Enterprise" shall mean any person or any business organization of whatever form, excluding the Company and/or the Company's affiliates, engaged directly or indirectly within a 200-mile radius of any Company facility, now or then existing, of the Company and/or Company's affiliates in any business or enterprise which involves the Business, including the inspection and reconditioning new and used oil country tubular goods as conducted by ICO and/or its affiliates.

For the purposes of Paragraphs 10, 11, and 12, the phrase "Company and/or Company's affiliates" shall mean ICO, Inc. and any parent, affiliate, and any direct or indirect subsidiary thereof, including successors and assigns.

         12. BREACH OF NONDISCLOSURE OR NON-COMPETE COVENANTS. In the event that Employee, either directly or indirectly, breaches, violates or fails to fully perform his obligations under Paragraphs 10 or 11 (hereinafter referred to in this paragraph as a "breach"), Employee acknowledges and agrees that each such breach will cause immediate and irreparable harm to the Company in a manner that cannot be measured nor adequately compensated in damages.

Employee has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon the Company under this Agreement, and hereby acknowledges and agrees that the same are reasonable with respect to scope, duration and geographical area, are designed to protect the legitimate business interests of the Company, and do not confer benefits upon the Company

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disproportionate to the detriment of Employee.

The Company and Employee further agree that, in the event of any such breach and in addition to any and all other remedies that it may have at law or in equity, the Company shall be entitled to temporary, preliminary and permanent injunctive relief to restrain such breach by Employee, and to recover all costs and expenses, including reasonable attorneys' fees, of any proceedings brought to obtain such injunctive relief. Employee agrees to waive any objection to, or defense in respect of, the Nondisclosure Covenant and/or the scope, duration or geographical area of the Non-Compete Covenant as set forth in Paragraphs 10 and 11 hereof, respectively. Nothing contained in this paragraph shall restrict or limit in any manner the Company's right to seek and obtain any form of relief, legal or equitable, in an action brought to enforce its rights hereunder.

         13.   SUCCESSORS.

               (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

               (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors.

               (c) In the event of a Change of Control, any parent company or successor shall, in the case of a successor, by an agreement in form and substance satisfactory to the Executive, expressly assume and agree to perform this Agreement and, in the case of a parent company, by an agreement in form and substance satisfactory to the Executive, guarantee and agree to cause the performance of this Agreement, in each case, in the same manner and to the same extent as the Company would be required to perform if no Change of Control had taken place.

         14.   MISCELLANEOUS.

               (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

               (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

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                           If to the Executive:

                                        Isaac H. Joseph
                                        12518 Pavilion Court
                                        Tomball, Texas 77375

                           If to the Company:

                                        ICO, Inc.
                                        11490 Westheimer, Suite 1000
                                        Houston, Texas 77077

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

               (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

               (d) The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

               (e) This Agreement contains the entire understanding of the Company and the Executive with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.



                                           /s/   Isaac H. Joseph
                                       -----------------------------------------
                                       ISAAC H. JOSEPH


                                       ICO, INC.



                                       By:        /s/ Al O. Pacholder
                                          --------------------------------------
                                         Name:
                                         Title:

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